Exhibit 99.1

Allegheny Technologies Comments on First Quarter 2013

PITTSBURGH--(BUSINESS WIRE)--April 16, 2013--Allegheny Technologies Incorporated (NYSE: ATI) announced today that it expects first quarter 2013 net income attributable to ATI to be approximately $10 million, or $0.09 per share, on sales of approximately $1.18 billion.

“As we stated in January, we expected challenging business conditions in the first quarter of 2013,” said Rich Harshman, Chairman, President and Chief Executive Officer. “Operating performance continued to be impacted by record-low base-selling prices for cold-rolled standard sheet, primarily due to low-priced imports, weak demand and low prices for grain-oriented electrical steel, and weak demand for our zirconium and related alloys.

“In addition, falling raw materials prices continued to impact sales and operating income. Contract business was mostly steady. Transactional business was soft due to falling raw materials prices and short lead times, and many customers continued with conservative inventory management actions. Higher inventory costs, including higher conversion costs due to lower operating rates in the fourth quarter 2012 and manufacturing cycle times for some of our products that do not align raw materials costs with lower surcharges and indexes, reduced operating income.

“We continue to believe that market conditions remain favorable for secular growth from our key markets of aerospace, oil & gas/chemical process industry, electrical energy, and medical over the long term. We also expect significantly improved operating performance in our Flat-Rolled Products segment to result from our Hot-Rolling and Processing Facility (HRPF) that is scheduled for completion with assets ready for service by the end of 2013. Formal commissioning is expected to occur through the first half 2014.”

ATI will provide live Internet listening access to its conference call with investors and analysts scheduled for Wednesday, April 24, 2013, at 8:30 a.m. ET. The conference call will be conducted after the Company’s planned release of first quarter 2013 results. The conference call will be broadcast at www.ATImetals.com. To access the broadcast, go to the home page and select “Conference Call”. Replay of the conference call will be available on the ATI website.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve, including the aerospace and defense, electrical energy, oil and gas/chemical process industry, medical, automotive, construction and mining, and other markets; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses, whether due to significant increases in energy, raw materials or employee benefits costs, project cost overruns or unanticipated costs and expenses, or other factors; (d) volatility of prices and availability of supply of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) significant legal proceedings or investigations adverse to us; and (g) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2012, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Building the World's Best Specialty Metals Company®

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of approximately $5.0 billion in 2012. ATI has approximately 11,200 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, forgings, castings and fabrication and machining capabilities. The ATI website is www.ATImetals.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004